February 27, 2004



Securities and Exchange Commission
450 Fifth Street., N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Investors Mark Series
Fund, Inc. (Commission File Number 333-32723)
(copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Company's Form N-SAR report dated February
27, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP















		(1)


PricewaterhouseCoopers LLP
Suite 1300
650 Third Ave. S.
Minneapolis MN 55402
Telephone (612) 596 6000
Facsimile (612) 373 7160
Direct phone 612-596-6333